Exhibit 10.1

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on June 30, 2022 by and between FTAI Infrastructure LLC, a Delaware limited liability company (the “Company”), a majority-owned subsidiary of Fortress Transportation & Infrastructure Investors LLC (“Parent”), Transtar, LLC, a Delaware limited liability company (“Transtar”), and the subscriber party set forth on such subscriber’s signature page hereto (“Subscriber”). Capitalized terms used but not defined herein shall have the meanings set forth in the Certificate of Designations (as defined below).

WHEREAS, the board of directors of Parent is contemplating a spin-off transaction, whereby, among other things, (i) the Company will be converted into a Delaware corporation, (ii) the Company’s name will be changed to “FTAI Infrastructure Inc.”, (iii) the board of directors of Parent will declare the distribution of all the shares of common stock of the Company, with a par value of $0.01 per share (such distributed shares of common stock of the Company, “Common Stock”) owned by Parent, such that each shareholder of the Parent holding a common share of Parent (“Parent Common Shareholders”) will receive one share of Common Stock for each common share of Parent held by such Parent Common Shareholders, and (iv) upon such distribution (the “Distribution”), Parent Common Shareholders will own substantially all of the Common Stock (collectively, the “Spin-Off”);

WHEREAS, Subscriber desires to subscribe for and purchase from the Company and, immediately prior to the commencement of regular-way trading of the Common Stock on any national securities exchange, the Company desires to issue and sell to Subscriber in consideration of the payment of the Net Purchase Price (as defined below) by or on behalf of Subscriber to the Company that number (as set forth on Subscriber’s signature page hereto) of the Company’s (i) shares of preferred stock, with a par value of $0.01 per share, to be designated as a series known as “Series A Senior Preferred Stock” (the “Preferred Shares”), and having the respective designations, powers, preferences and relative, participating, optional, special and other rights, and the qualifications, limitations and restrictions set forth in a certificate of designations, a form of which is attached hereto as Exhibit A (the “Certificate of Designations”), (ii) warrants (the “Series I Warrants”) representing the right to purchase, on the terms and subject to the conditions set forth in the Series I Warrants, shares of Common Stock, at an exercise price of $10.00 per share, a form of which is attached hereto as Exhibit B, and (iii) warrants (“Series II Warrants” and, together with the Series I Warrants, the “Warrants”) representing the right to purchase, on the terms and subject to the conditions set forth in the Series II Warrant, shares of Common Stock at an exercise price of $0.01 per share, a form of which is attached hereto as Exhibit B (collectively, the “Securities”), for an aggregate purchase price set forth on Subscriber’s signature page hereto (the “Purchase Price”);

WHEREAS, the aggregate amount of Securities to be sold by the Company pursuant to this Subscription Agreement and the other subscription agreements with certain Affiliates of the Subscriber (the “Other Subscription Agreements”) equals (a) 300,000 Preferred Shares, (b) 3,342,566 Series I Warrants and (c) 3,342,566 Series II Warrants; and

WHEREAS, concurrently with the Spin-Off, the Company is entering into that certain management agreement with FIG LLC (“Fortress”) substantially in the form attached hereto as Exhibit C (the “Management Agreement”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.          Subscription.

(a)          Subject to the terms and conditions hereof, Subscriber hereby subscribes for and agrees to purchase from the Company, and the Company hereby agrees to issue and sell the number of Securities to Subscriber as set forth on the signature page hereto (such subscription and issuance, the “Subscription”), upon the payment of the Purchase Price, net of an amount equal to the Discount as set forth on the signature page hereto (such net amount, the “Net Purchase Price”). The “Discount” for the Subscriber is the amount set forth on Subscriber’s signature page hereto representing three percent (3%) of Subscriber’s Purchase Price for the Securities, which shall be treated as a discount to the Purchase Price for U.S. federal and applicable state and local income tax purposes. The Subscriber’s “Allocation Percentage” shall be the fraction, expressed as a percentage, equal to the Purchase Price set forth on the signature page hereto divided by $300,000,000.

(b)          If any change in the Securities or Common Stock (including the number of shares of Common Stock to be outstanding immediately following the Spin-Off) shall occur between the date hereof and the Closing (as defined below) by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the number and type of Securities issued to Subscriber (including, in respect of the Warrants, the exercise price and underlying number of shares of Common Stock) and the number of Securities shall be appropriately adjusted to reflect such change.

(c)          Each of the Company and Subscriber acknowledges and agrees that for U.S. federal and applicable state and local income tax purposes (i) the Net Purchase Price shall be allocated between the Preferred Shares and the Warrants issued to Subscriber hereunder based on their relative fair market values as of the Closing Date, (ii) such allocation shall be used in determining the issue price and redemption premium of the Preferred Shares (the “Redemption Premium”) for the purposes of Treasury Regulation Section 1.305-5(b) and (iii) the Warrants are part of an “investment unit” within the meaning of Section 1273(c)(2) of the Internal Revenue Code of 1986 (the “Code”), which investment unit includes the Preferred Shares. The Company and Subscriber shall, promptly following the Closing, mutually agree on the determination of such allocation, issue price and Redemption Premium in a reasonable manner.

(d)          Each of the Company and Subscriber and their respective affiliates agrees to file all U.S. federal, state and local tax returns or other information returns in a manner consistent with (i) the Preferred Shares being treated as equity that is “preferred stock” within the meaning of Section 305 of the Code and (ii) the Compounded Dividends (as defined in the Certificate of Designations) not being treated as “deemed” or constructive distributions of property that result in taxable income under Section 305 of the Code to Subscriber, provided that the Compounded Dividends have not been paid or declared by the Company, unless otherwise required by a change of law subsequent to the date hereof.

(e)          The Company agrees that if, in connection with an Optional Redemption or Mandatory Redemption (each term as defined in the Certificate of Designations), it receives a letter from Subscriber that it deems to be satisfactory, as determined in its sole good faith discretion, to the effect that Subscriber is disposing of a portion of its Series I Warrants, or Common Stock, as applicable, as part of a plan which includes the Optional Redemption or Mandatory Redemption, it shall report such redemption in a manner consistent with a sale or exchange of such Preferred Shares (and not as a dividend) for U.S. federal and applicable state and local income tax purposes, unless otherwise required by a change in law or facts subsequent to the date hereof.  Subscriber agrees to file all U.S. federal, state and local tax returns consistent with such treatment.

2.          Closing.

(a)          Upon (a) satisfaction or waiver of the conditions set forth in this Subscription Agreement and (b) delivery of written notice from (or on behalf of) the Company to Subscriber (the “Closing Notice”) that the Spin-Off (including the Distribution) has occurred, Subscriber shall deliver to the Company on the same day as the Distribution (such date of delivery, the “Closing Date”), (i) the Net Purchase Price by wire transfer of U.S. dollars in immediately available funds to the account(s) specified by the Company in the Closing Notice and (ii) any other information that is reasonably requested in the Closing Notice necessary for the Company to issue Subscriber’s Securities, including, without limitation, the legal name of the entity in whose name such Securities are to be issued and a duly executed Internal Revenue Service Form W-9 (or any successor form) of such person, as applicable. For purposes of this Subscription Agreement, “business day” refers to any day on which the principal offices of the Securities and Exchange Commission (the “Commission”) in Washington, D.C. are open to accept filings or, in the case of determining a date when any payment is due, any day on which banks are not authorized or obligated to be closed in New York, New York; provided, that banks shall not be deemed to be authorized or obligated to be closed due to a “shelter-in-place,” “non-essential employee” or similar closure of physical branch locations at the direction of any governmental authority if such banks’ electronic funds transfer systems (including for wire transfers) are open for use by customers on such day. The Company shall provide the Subscriber written notice of the Closing Date at least five business days prior to such Closing Date.

(b)          Subject to the satisfaction or waiver of the conditions set forth in this Subscription Agreement, on the Closing Date, the Company shall deliver to Subscriber (i) the Securities in book entry form, free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement (including the Certificate of Designations, the Warrants and the Investors’ Rights Agreement (as defined below)) or applicable securities laws) in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable; (ii) a copy of the records of the Company’s transfer agent and warrant agent, as applicable (each, an “Agent” and, collectively, the “Agents”), or other evidence showing Subscriber as the owner of the Securities on and as of the Closing Date; provided, however, that the Company’s obligation to issue the Securities to Subscriber is contingent upon the Company having received the Net Purchase Price in full accordance with Section 2(a) and (iii) the executed officer’s certificate required pursuant to Section 2(d)(viii).

(c)          Upon the transfer of the Company’s deliverables to Subscriber hereunder (or to its nominee in accordance with its delivery instructions), the Net Purchase Price will be deemed fully released to the Company.

(d)          The closing of the Subscription contemplated hereby (the “Closing”) shall be subject to the conditions that:

(i)          the Company shall have filed the Certificate of Designations with the Secretary of the State of Delaware, the Certificate of Designations shall have become effective and the Spin-Off will be concurrently consummated;

(ii)          solely with respect to Subscriber, (A) the Company will issue at least $450,000,000 and not more than $500,000,000 aggregate principal amount of senior secured notes (“Senior Secured Notes”) (and for the avoidance of doubt, not more than $500,000,000) prior to or substantially concurrent with the Spin-Off in all material respects in accordance with the terms of the draft Description of Notes provided to Subscriber on June 27, 2022, as supplemented by the Pricing Term Sheet, dated June 29, 2022 (the “Description of Notes”), without giving effect to any modifications to such draft that are adverse to Subscriber in any material respect without the prior written consent of Subscriber, provided, that for purposes of this clause (A) incremental revisions to the covenants contained in such draft, whether qualitative or quantitative, that are adverse to the Company shall not be adverse to Subscriber solely as a result of such covenants being adverse to the Company, provided further, that Senior Secured Notes being issued with a floating interest rate shall be deemed a modification that is adverse to Subscriber in a material respect, (B) the Company shall have irrevocably offered Subscriber (together with the subscribers under the Other Subscription Agreements, allocated in their sole discretion) a right to purchase $166,500,000 of aggregate principal amount of the Senior Secured Notes (or such lesser amount as determined by Subscriber (together with the subscribers under the Other Subscription Agreements)) through one or more initial purchasers on terms no less favorable (including with respect to original issue discount) than the terms offered to any other purchasers of such Senior Secured Notes (it being understood and agreed that any purchase by Subscriber of Senior Secured Notes must be at the same time as all other purchasers participating in the offering of the Senior Secured Notes, which shall be prior to or contemporaneous with the Closing) and (C) such Senior Secured Notes do not contain any terms or provisions that deviate from the Description of Notes such that Subscriber’s exercise of rights or remedies under the Certificate of Designations, Investors’ Rights Agreement and/or any Warrants, or the Company’s compliance with the Certificate of Designations (including the cash dividend and mandatory redemption provisions thereof), Investors’ Rights Agreement and/or any Warrants, would, or would be reasonably likely to, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its Subsidiaries or give to others any rights of termination, amendment, acceleration or cancellation under such Senior Secured Notes;

(iii)          solely with respect to Subscriber, (A) each of the representations and warranties made by the Company in Sections 3(a)–3(i), 3(k)-3(l), 3(p), 3(t) and 3(aa)-3(dd) of this Subscription Agreement shall be true and correct (other than such failures to be true and correct as are de minimis) at and as of the Closing Date, other than those representations and warranties expressly made as of an earlier date (which shall be true and correct (other than such failures to be true and correct as are de minimis) as of such date), (B) each of the representations and warranties made by the Company in Sections 3(j), 3(n) and 3(z) of this Subscription Agreement (disregarding any qualifications and exceptions contained therein relating to materiality, material adverse effect and Material Adverse Effect or any similar qualification or exception) shall be true and correct at and as of the Closing Date, other than those representations and warranties expressly made as of an earlier date (which shall be true and correct as of such date), except in the case of this clause (B), for inaccuracies or omissions that would not, individually or in the aggregate, be material and adverse to the Company or Subscriber, and (C) the other representations and warranties made by the Company in Section 3 of this Subscription Agreement (disregarding any qualifications and exceptions contained therein relating to materiality, material adverse effect and Material Adverse Effect or any similar qualification or exception) shall be true and correct at and as of the Closing Date, other than those representations and warranties expressly made as of an earlier date (which shall be true and correct as of such date), except in the case of this clause (C), for inaccuracies or omissions that would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect (as defined below);

(iv)          solely with respect to the Company, the representations and warranties made by Subscriber in this Subscription Agreement shall be true and correct in all material respects as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects as of such date, and other than those representations and warranties that are qualified as to materiality or Material Adverse Effect, which shall be true and correct in all respects as of the Closing Date);

(v)          solely with respect to Subscriber, (i) Transtar and the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing and (ii) the Management Agreement shall be in effect;

(vi)          on the Closing Date, no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent), and there shall not be in force and effect any (A) law, rule or regulation (whether temporary, preliminary or permanent) or (B) order, judgment, verdict, subpoena, injunction, decree, ruling, determination or award by any governmental authority of competent jurisdiction, in either case, enjoining, prohibiting or having the effect of making illegal the consummation of the transactions contemplated by this Subscription Agreement, and no such governmental authority shall have instituted a proceeding seeking to impose any such restriction or prohibition;

(vii)          solely with respect to Subscriber, (A) since March 31, 2022 there shall not have occurred and be continuing any Material Adverse Effect, (B) there shall not have occurred any Incurrence (as defined in the Certificate of Designations) by Percy Acquisition LLC (“Percy”), Transtar or any of their respective Subsidiaries (as defined below) of any Indebtedness (as defined in the Certificate of Designations), except for (x) the Senior Secured Notes, (y) any other Indebtedness Incurred prior to March 31, 2022 that was extinguished in full prior to the date of this Agreement (with no further liability to Percy, Transtar or any of their respective Subsidiaries) and (z) as set forth on Schedule H hereto, (C) the Form 10 filed by the Company with the Commission on May 24, 2022 (the “Form 10”) has not been amended, modified or supplemented in any material respect (other than solely to the extent necessary to reflect (i) the terms of the Preferred Shares and the Senior Secured Notes and pro forma financial information solely to the extent necessary to reflect the foregoing, (ii) the terms of the Equity Investment Agreement, dated as of June 24, 2022, by and among Newlight Technologies, Inc., Eagle Ridge 4, LLC and Ohio River Partners Holdco LLC, (iii) any investment entered into by the Company or any of its Subsidiaries following the date of this Agreement (an “Interim Investment”) that would not violate the terms of the Certificate of Designations if taken following the Spin-Off and for which the Company has provided the Subscriber at least five Business Days’ written notice prior to entering into any written agreement relating thereto, which notice shall summarize the material terms thereof, and (iv) the Incurrence of up to $50,000,000 of Indebtedness by the Company after the date of this Agreement (the “Permitted Bridge Debt”) that when Incurred would not violate the terms of the Certificate of Designations if taken following the Spin-Off and for which the Company has provided the Subscriber at least five Business Days’ written notice prior to entering into any written agreement relating thereto, which notice shall summarize the material terms thereof the Incurrence of the Permitted Bridge Debt, and (D) since the date hereof, neither the Company nor any of its Subsidiaries (including, for the avoidance of doubt, any entity that will be a Subsidiary of the Company following the Spin-Off) has taken any actions that, if taken following the Spin-Off, would violate the terms of the Certificate of Designations;

(viii)          solely with respect to Subscriber, the Company shall have delivered to Subscriber a certificate, dated as of the Closing Date, duly executed by a senior executive officer of the Company, certifying as to the satisfaction of conditions specified in Section 2(d)(iii) and (v)-(vii);

(ix)          the Company shall have delivered to Subscriber a certified copy of (i) the resolutions of the Board of Directors of the Company setting forth the approval necessary to implement Section 1.3 of the Investors’ Rights Agreement (as defined below) and (ii) resolutions of Parent, as majority stockholder of the Company, approving the issuance of the Preferred Shares, in each case, in such form and substance reasonably acceptable to Subscriber; and

(x)              the closing of the Other Subscription Agreements shall occur contemporaneously with the Closing.

(e)          At the Closing, the parties hereto shall execute and deliver the Investors’ Rights Agreement in the form attached hereto as Exhibit D (the “Investors’ Rights Agreement”) and such additional documents and take such additional actions as the parties reasonably may deem necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

(f)          The Company shall use reasonable best efforts to consummate the Closing; provided, however, this Section 2(f) shall be without prejudice to Parent’s right to consummate (or abandon) the Spin-Off in Parent’s sole discretion (subject to the joint and several obligation of the Company and Transtar to pay the Commitment Fee (as defined below) and compliance with Section 6(j)).

3.          Company Representations and Warranties. The Company represents and warrants to Subscriber that:

(a)          The Company has been duly formed and is validly existing in good standing under the laws of the State of Delaware, with power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b)          As of the Closing Date, the Securities will be duly authorized and, when issued and delivered to Subscriber against full payment of the Net Purchase Price for the Securities in accordance with the terms of this Subscription Agreement and registered with the Agents, the Securities will (i) be validly issued, fully paid, non-assessable and will be owned of record and beneficially by Subscriber, free and clear of any encumbrances other than pursuant to securities laws or the transfer restrictions and other terms and conditions set forth herein or in the Investors’ Rights Agreement and (ii) not have been issued in violation of or subject to any preemptive rights, rights of first refusal or first offer or similar rights of any kind, whether voluntarily or involuntarily incurred, created under the Company’s certificate of incorporation and bylaws (each as amended to the Closing Date), the laws of the State of Delaware or by contract or otherwise, including any agreement to give any of the foregoing in the future. As of the Closing Date, the Common Stock will have been duly authorized and reserved for issuance upon exercise of the applicable Purchased Warrant and when so issued will be validly issued, fully paid and non-assessable, and free and clear of any encumbrances, other than liens or encumbrances created by this Subscription Agreement or arising as a matter of applicable law.

(c)          Attached hereto as Exhibit E is a complete and correct copy of the form of certificate of incorporation (including any certificate of designations) of the Company, which is in substantially final form.  Attached hereto as Exhibit F is a complete and correct copy of the form of bylaws of the Company, which is in substantially final form. As of the Closing, the certificate of incorporation and bylaws will be in full force and effect in form of Exhibit E and Exhibit F, respectively, and the Company will not be in violation of any of the provisions of its certificate of incorporation and bylaws in any material respect.

(d)          This Subscription Agreement has been duly authorized, executed and delivered by Transtar and the Company and, assuming that this Subscription Agreement constitutes the valid and binding agreement of Subscriber, is the valid and binding obligation of Transtar and the Company, enforceable against Transtar and the Company in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(e)          The execution, delivery and performance of this Subscription Agreement, including the issuance and sale of the Securities and the consummation of the other transactions contemplated hereby, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Transtar, the Company or any of its Subsidiaries or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time, or both) pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Transtar, the Company or any of its Subsidiaries is a party or by which Transtar, the Company or any of its Subsidiaries is bound or to which any of the property or assets of Transtar, the Company or its Subsidiaries is subject; (ii) the organizational documents of Transtar, the Company or its Subsidiaries; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency, taxing authority or regulatory body, domestic or foreign, having jurisdiction over Transtar, the Company or its Subsidiaries or any of their properties, except in the case of each of clauses (i) and (iii), such as has not had and would not reasonably be expected to have, individually or in the aggregate, prevented, delayed, or otherwise impeded Transtar or the Company’s timely performance of all its obligations hereunder in full or have a materially adverse effect on the business, properties, assets, liabilities, operations, conditions (including financial condition), stockholders’ equity or results of  operations of the Company or materially and adversely affect the validity of the Securities or the legal authority or ability of the Company to perform in any material respects its obligations (a “Material Adverse Effect”).

(f)          After giving effect to the Spin-Off, and other than as described on Schedule A, the Company will own directly 100% of the equity interests in Percy, free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement (including the Certificate of Designations, the Warrants and the Investors’ Rights Agreement), those arising under the Senior Debt Agreement (as defined in the Certificate of Designations) or applicable securities laws).  Percy owns directly 100% of the equity interests Transtar, free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement (including the Certificate of Designations, the Warrants and the Investors’ Rights Agreement), those expressly set forth in Article 8 of that certain Limited Liability Company Agreement of Transtar, LLC dated December 31, 2016, and those arising under the Senior Debt Agreement or applicable securities laws).  Except for (x) Indebtedness incurred pursuant to the Senior Secured Notes in connection with the Closing or (y) as set forth on Schedule H hereto, neither Percy nor Transtar has any liability for any Indebtedness. The assets of Transtar and its Subsidiaries, taken as a whole, constitute all of the assets, rights, and properties necessary for the conduct of the Transtar Business immediately following the Closing. “Transtar Business” means the business acquired pursuant to the Membership Interest Purchase Agreement dated as of June 7, 2021 by and between Percy and United States Steel Corporation, relating to the purchase and sale of 100% of the equity interests of Transtar, together with the other documents and agreements entered into in connect therewith.  The Company is not an obligor in respect of any Indebtedness, and has not Incurred any Indebtedness, other than indebtedness for borrowed money incurred pursuant to the Senior Debt Agreement or pursuant to the Incurrence of the Permitted Bridge Debt. As of the date of this Agreement and as of Closing, neither the Company nor any of its Subsidiaries (x) is liable for any Indebtedness or other obligation, (y) holds any Investment or (z) is party to any transaction, that in each case would, if Incurred, made, held or engaged in (as applicable) following the Spin-Off, would violate Section 8(a)(xvi) of the Certificate of Designations. The Company has provided the Subscriber a true and complete copy of the Limited Liability Company Agreement of Transtar, LLC dated December 31, 2016 prior to the date of this Agreement.

(g)          There are no securities or instruments issued by or to which the Company or its Subsidiaries is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities that have not been or will not be validly waived on or prior to the Closing Date.  “Subsidiary” means, when used with respect to any person, any corporation, limited liability company, joint venture or partnership of which such person (i) beneficially owns, either directly or indirectly, more than fifty percent (50%) of (A) the total combined voting power of all classes of voting securities, (B) the total combined equity interests, or (C) the capital or profit interests, in the case of a partnership, or (ii) otherwise has the power to vote, either directly or indirectly, a sufficient number of securities to elect a majority of the board of directors (or similar governing body) of such person.

(h)          No bonds, debentures, notes or other indebtedness of the Company or its Subsidiaries having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters on which shareholders of the Company or its Subsidiaries may vote are issued or outstanding.

(i)          Schedule A sets forth a true, correct and complete list of the (i) name and jurisdiction of incorporation or organization, as applicable of each direct or indirect Subsidiary of the Company and (ii) authorized, issued and outstanding equity interests of each such Subsidiary and the equityholder thereof, in each case, as of the date hereof and as of Closing. Except as disclosed on Schedule A, there are no authorized or outstanding equity interests or other securities, or options, subscriptions, warrants, calls, convertible securities, convertible debt or authorized stock appreciation, phantom, stock, profit participation or other rights (including preemptive rights) exercisable for or convertible into, or that derive their value from, equity interests of any such Subsidiary, to which any such Subsidiary is party to or bound by.  The outstanding share capital or registered capital, as the case may be, of each Subsidiary of the Company that is owned by the Company or its Subsidiaries is, in all material respects, duly authorized, validly issued, fully paid and, if such Subsidiary is a corporation, non-assessable, and all of the outstanding share capital or registered capital, as the case may be, of each such Subsidiary is, in all material respects, owned, directly or indirectly, by the Company free and clear of any encumbrances and free of any other material restriction including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity interests, but excluding restrictions under the Securities Act of 1933, as amended (the “Securities Act”) or other applicable law related to the securities.

(j)           None of the Company or any of its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity (other than Subsidiaries of the Company and as set forth on Schedule I).

(k)          After giving effect to the consummation of the Spin-Off but before giving effect to the issuance of the Securities pursuant to this Subscription Agreement and the Other Subscription Agreements, (i) 2,000,000,000 shares of Common Stock will be authorized and 99,378,776 shares of Common Stock are issued and outstanding; (ii) 200,000,000 shares of preferred stock are authorized and no shares of preferred stock are issued and outstanding and (iii) no warrants are issued and outstanding.  After giving effect to the consummation of the Spin-Off and after giving effect to the issuance of the Securities pursuant to this Subscription Agreement, 200,000,000 shares of preferred stock will be authorized of which 300,000 Preferred Shares are authorized, issued and outstanding (with no other shares of preferred stock issued and outstanding) and (iii) 3,342,566 Series I Warrants will be issued and outstanding, 3,342,566 Series II Warrants will be issued and outstanding and no other warrants will be issued and outstanding.  Other than the foregoing (and after giving effect to the assumptions regarding the issuance of the Securities pursuant to this Subscription Agreement and the Other Subscription Agreements), there are no other authorized, issued or outstanding shares of capital stock or other equity securities (including options, subscriptions, warrants, calls, convertible securities, convertible debt or authorized stock appreciation, phantom, stock, profit participation or other rights (including preemptive rights) exercisable for or convertible into, or that derive their value from, equity securities) of the Company that are authorized, issued or outstanding except for 33,762,742 shares of Common Stock to be issued pursuant to equity securities issued under (x) the Company’s Nonqualified Stock Option and Incentive Award Plan, (y) the Management Agreement, (z) the Management and Advisory Agreement, dated as of May 20, 2015, between Parent and the Manager as disclosed in the Form 10 and (aa) equity securities assumed by the Company in connection with the Spin-Off. The Company has not and will not enter into any side letter or similar agreement with any other investor in connection with any other investor’s direct or indirect investment in the Company.

(l)          The Securities are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws and, assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to Subscriber in the manner contemplated by this Subscription Agreement. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Company of this Subscription Agreement (including, without limitation, the issuance of the Securities), other than (i) any filings required to be made with the Commission in connection with entering into the Subscription Agreement and the transactions contemplated hereby, (ii) filings required by applicable state securities laws, (iii) the filing of a Notice of Exempt Offering of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) those that may be required by the New York Stock Exchange or the Nasdaq Stock Market LLC, and (v) those the failure to obtain which would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

(m)          The Company and its respective Subsidiaries have not (x) entered into, made, proposed, or agreed to any material amendment or modification of the form of separation and distribution agreement filed as an exhibit to the Form 10 that is proposed to be entered into between the Company and Parent or (y) waived compliance with any material obligations of any party thereunder without the prior written consent of Subscriber, such consent not to be unreasonably withheld, delayed or conditioned.  The foregoing provisions of this Section 3(m) shall be without prejudice to Parent’s right to consummate (or abandon) the Spin-Off in Parent’s sole discretion.

(n)         At least one Business Day prior to the date of this Subscription Agreement, the Company has made available to Subscriber (including via the Commission’s EDGAR system) a true, correct and complete copy of the most recent Form 10 filed by the Company with the Commission. The Form 10 does not and did not when filed, and taken as a whole and as amended to the date hereof, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and such Form 10 complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

(o)          The financial statements of the Company included in the Form 10 (“Company Financial Statements”) comply in all material respects with U.S. GAAP and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.  None of the Company or any of its Subsidiaries has any liabilities of any nature (whether accrued, absolute, determined, fixed, contingent or otherwise) required to be reflected on a balance sheet prepared in accordance with U.S. GAAP except liabilities (A) reflected or reserved on the Company Financial Statements (including the notes thereto), (B) incurred pursuant to this Subscription Agreement, (C) incurred since the date of the Company Financial Statements in the ordinary course of business and in a manner consistent with past practice or (D) such other liabilities that have not and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

(p)          Other than disclosed in the Form 10, the Company and its Subsidiaries maintain (and have maintained), with respect to the operations of the business of the Company and its Subsidiaries (i) a system of internal controls over financial reporting that is sufficient to provide reasonable assurance that transactions are recorded as necessary to permit preparation of consolidated financial statements of the Company in accordance with U.S. GAAP, and (ii) accounting controls that are sufficient to provide reasonable assurance in all material respects that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit the accurate preparation of consolidated financial statements in accordance with U.S. GAAP and (C) unauthorized acquisition, use or disposition of the assets of the business of the Company and its Subsidiaries that could have a material effect on the Company Financial Statements are prevented or timely detected.

(q)          Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, (x) there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority or arbitrator pending, or, to the knowledge of the Company, threatened against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against the Company, (y) the Company and each of its Subsidiaries has all franchises, permits, licenses and any similar authority necessary for the ownership of its assets and conduct of its business as now being conducted by it and (z) none of the Company or its Subsidiaries is in default under any of such franchises, permits, licenses or other similar authority, and no condition exists that would constitute a material default thereunder and none of them will be terminated or impaired by the transactions contemplated hereby or by the Spin-Off.

(r)          Except for placement fees payable to the Placement Agents (as defined below) in amounts materially consistent with amounts previously disclosed to Subscriber, the Company has not paid, and is not obligated to pay, any brokerage, finder’s or other fee or commission in connection with its issuance and sale of the Securities pursuant to this Subscription Agreement, including, for the avoidance of doubt, any fee or commission payable to any stockholder or affiliate of the Company.

(s)          Neither the Company nor any of its Subsidiaries or, to the knowledge of the Company, any director or officer of the foregoing, acting in their capacity as such and solely with respect to the business of the Company and its Subsidiaries, has, in violation of applicable law, (A) made or offered any unlawful payment, or offered or promised to make any unlawful payment, or provided or offered or promised to provide anything of value (whether in the form of property or services or in any other form), to any foreign or domestic official or employee of any governmental entity (which includes any political party or candidate), or to any finder, agent, representative or other party acting for, on behalf of, or under the auspices of any official or employee of any governmental entity (each, a “Government Official”) for purposes of unlawfully (i) influencing any act or decision of any Government Official in his or her official capacity, (ii) inducing any Government Official to do or omit to do any act in violation of his or her lawful duty, (iii) securing any improper advantage; or (iv) inducing any Government Official to influence or affect any act or decision of any Governmental Entity, in each case for the purpose of obtaining or retaining business or directing business to any person or (B) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity.

(t)          Neither Company nor any of its Subsidiaries, nor any officer or director of Company or any of its Subsidiaries, is (i) a person or entity who is the target of economic, financial or trade sanctions administered or enforced by the United States (including the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), U.S. Department of State, and U.S. Department of Commerce), United Kingdom, European Union (or member state thereof) or UN Security Council (collectively, “Sanctions”), including any person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by OFAC or Sectoral Sanctions Identifications List, or any other Sanctions-related list maintained by a Sanctions authority, (ii) controlled by, or acting on behalf of, such person described in clause (i), (iii) organized, incorporated, established, located, resident, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, a country or territory which is the target of comprehensive Sanctions (currently, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, and those portions of the Donetsk People’s Republic or Luhansk People’s Republic regions (and such other regions) of Ukraine over which any Sanctions authority has imposed comprehensive Sanctions) or whose government is the subject or target of Sanctions (currently, Venezuela) or that is otherwise the subject of broad Sanctions restrictions (including Afghanistan, Russia and Belarus), (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Company agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Company is permitted to do so under applicable law. Company represents that it and its Subsidiaries have been and is in compliance with (i) Sanctions; (ii) the U.S. Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act 2010, in each case, as amended, and the rules and regulations thereunder, and any other applicable laws or regulations concerning or relating to bribery or corruption (“Anti-Corruption Laws”) and (iii) the Bank Secrecy Act (31 U.S.C. section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations, Money Laundering Control Act of 1986 (18 U.S.C. §§ 1956-1957) and any other applicable laws related to money laundering, including know-your-customer (KYC) and financial recordkeeping and reporting requirements (collectively, “Anti-Money Laundering Laws”). Company represents that to the extent required, it and its Subsidiaries maintains policies and procedures reasonably designed to ensure compliance with Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.

(u)          The Company has made available, prior to the date hereof, to Subscriber true, correct and complete copies of the following: (i) any contract between or among the Company or its Subsidiaries, on the one hand, and Parent, on the other hand, that is material to the business of the Company, (ii) any contract between or among the Company or its Subsidiaries, on the one hand, and Fortress or any of its affiliates, on the other hand (provided that, paragraph (c) of the definition of the “Manager Group” in the Certificate of Designations shall be applied as a limitation with respect to the determination of the affiliates of Fortress for purposes of this Section 3(u)), that is material to the business of the Company, including the Management Agreement and (iii) the draft Description of Notes relating to the anticipated issuance of the Senior Secured Notes by the Company or its Subsidiary that the Company will distribute to potential lenders and its investors (“Spin Debt Instruments”).

(v)          Each of the Company and its Subsidiaries has good and valid title to, or in the case of leased assets, valid leasehold interests in all their respective assets (other than assets that have been sold or disposed of, or for which a leasehold interest has expired or not been removed, in each case in the ordinary course of business consistent with past practice), except where the failure to have such good and valid title, or valid leasehold interest, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

(w)          Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, (i) the Company and its Subsidiaries have timely filed all U.S. federal, state and local tax returns which are required to be filed by them (taking into account any extensions of time to file); (ii) all taxes due and owing by the Company and its Subsidiaries have been fully and timely paid or properly accrued; (iii) all tax returns filed by the Company and its Subsidiaries are true, correct and complete; (iv) all taxes which the Company is obligated to withhold from amounts owing to any employee, stockholder, creditor or third party have been fully withheld and have, to the extent required, been paid or remitted to the appropriate governmental authority; and (v) the Company and its Subsidiaries are not liable for the taxes of any other person as a transferee or successor, or by contract (other than a contract entered into in the ordinary course of business, the primary purpose of which is not related to taxes).

(x)          The assets set forth in the Company Financial Statements include all the assets and properties used or employed, or presently contemplated to be used or employed, in the business as presently conducted by the Company and its Subsidiaries. As of immediately after the consummation of the Spin-Off, the Company and its Subsidiaries will (i) have all right, title, and interest in and to, or will have a valid right to use, such assets and properties; and (ii) have all assets, rights, employees, subcontractors and other persons and items which are reasonably necessary to carry on the business and operations of the Company after the Spin-Off in substantially the same manner as conducted during the six months preceding the Spin-Off.

(y)          As of the date hereof and as of the Closing, no disqualifying event described in Rule 506(d)(1)(i)–(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or any of its Rule 506(d) Related Parties (as defined below), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this paragraph (z), “Rule 506(d) Related Party” shall mean a person or entity that is a beneficial owner of the Company’s outstanding voting equity securities for purposes of Rule 506(d) of the Securities Act.

(z)          Prior to Closing, the Board of Directors of the Company has provided the written approval contemplated by Section 1.3 of the Investors’ Rights Agreement.

(aa)          Schedule B attached hereto sets forth a sample calculation of the LTM Unlevered Free Cash Flow (as such term is defined in the Certificate of Designations) of the Company as of March 31, 2022.

(bb)          Schedule D attached hereto sets forth each Affiliate Transaction in effect as of the date hereof and as of the Closing.

(cc)          Schedule E attached hereto sets forth each restriction of the type described in clauses (1) through (3) of Section 8(a)(xiv) of the Certificate of Designations as of the date hereof and as of the Closing.

(dd)          Schedule F attached hereto sets forth each Inter-Silo Transaction in effect as of the date hereof and as of the Closing.

(ee)          The representations and warranties set forth in the contracts relating to Spin Debt Instruments are incorporated herein, mutatis mutandis.

(ff)           If taken following the Spin-Off, the transactions contemplated by the Equity Investment Agreement, dated as of June 24, 2022, by and among Newlight Technologies, Inc., Eagle Ridge 4, LLC and Ohio River Partners Holdco LLC would not violate the terms of the Certificate of Designations. If taken following the Spin-Off, the transactions contemplated by any Interim Investment entered into after the date hereof would not violate the terms of the Certificate of Designations. If Incurred following the Spin-Off, the transactions contemplated by any Permitted Bridge Debt entered into after the date hereof would not violate the terms of the Certificate of Designations. Except as would not and would not reasonably be expected to be material and adverse to the Company and its Subsidiaries, taken as a whole, neither the Company nor any of its Subsidiaries (including, for the avoidance of doubt, any entity that will be a Subsidiary of the Company following the Spin-Off) has taken any actions since the filing of the Form 10 that, if taken following the Spin-Off, would violate the terms of the Certificate of Designations.
4.          Subscriber Representations and Warranties and Acknowledgements. Subscriber represents, warrants and acknowledges that:

(a)          Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(b)          This Subscription Agreement has been duly authorized, executed and delivered by Subscriber, and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Company and Transtar, this Subscription Agreement is the valid and binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(c)          The execution, delivery and performance by Subscriber of this Subscription Agreement, including the consummation of the transactions contemplated hereby, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber or any of its Subsidiaries or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time, or both) pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber or any of its Subsidiaries is a party or by which Subscriber or any of its Subsidiaries is bound or to which any of the property or assets of Subscriber or any of its Subsidiaries is subject; (ii) the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its Subsidiaries or any of their respective properties that, in the case of clauses (i) and (iii), would reasonably be expected to prevent, delay or otherwise impede Subscriber’s timely performance of all its obligations hereunder in full.

(d)          Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7), (8), (9), (12) or (13) (where, for (13) only family clients that are institutions) under the Securities Act) satisfying the applicable requirements set forth on Schedule C, (ii) is acquiring the Securities only for its own account and not for the account of others, or if Subscriber is a “qualified institutional buyer” and is subscribing for the Securities as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Securities with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. Subscriber has completed Schedule C following the signature pages hereto and the information contained therein is accurate and complete.

(e)          Subscriber acknowledges and agrees that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Securities have not been registered under the Securities Act. Subscriber acknowledges and agrees that the Securities may not be offered, resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company or a Subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur in an “offshore transaction” within the meaning of Regulation S under the Securities Act, (iii) pursuant to Rule 144 under the Securities Act (“Rule 144”), provided that all of the applicable conditions thereof have been met or (iv) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of clauses (i), (iii) and (iv) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any book entry records representing the Securities shall contain a restrictive legend to such effect in substantially the following form.

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.”

Subscriber acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Securities.

(f)          Subscriber acknowledges and agrees that Subscriber is purchasing the Securities directly from the Company. Subscriber further acknowledges and agrees that there have been no representations, warranties, covenants and agreements made to Subscriber by or on behalf of the Company, Transtar, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements expressly made by Transtar or the Company in this Subscription Agreement.

(g)          Subscriber represents and warrants that its acquisition and holding of the Securities will not constitute or result in a non-exempt prohibited transaction under section 406 of the Employee Retirement Income Security Act of 1974, as amended, section 4975 of the Code, or any applicable similar law.

(h)          In making its decision to purchase the Securities, Subscriber represents and warrants that it has received, reviewed and understood the information made available to it in connection with this offer and sale of the Securities, and relied solely upon independent investigation made by Subscriber and the representations, warranties, covenants and agreements expressly made by Transtar or the Company herein. Except in the case of fraud, Subscriber acknowledges and agrees that as of the date of this Agreement Subscriber has received such information as Subscriber deems necessary in order to make an investment decision with respect to the Securities, including with respect to the Company, the Spin-Off and the business of the Company and its Subsidiaries. Subscriber represents, acknowledges and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Securities. Except for the representations, warranties and agreements of Transtar or the Company expressly set forth in this Subscription Agreement, Subscriber hereby represents and warrants that it is relying exclusively on such Subscriber’s own sources of information, investment analysis and due diligence (including professional advice such Subscriber deems appropriate) with respect to this offering of the Securities, and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters. Subscriber represents, acknowledges and agrees that it has not relied on any statements or other information provided by the Placement Agents or any affiliates of the Placement Agents, or any other person or entity with respect to its decision to purchase the Securities other than the representations, warranties, covenants and agreements expressly made by Transtar or the Company herein.

(i)          Subscriber acknowledges that no person has made any written or oral representations (i) that any person will resell or repurchase the Securities; (ii) that any person will refund the purchase price of the Securities; or (iii) as to the future price or value of the Securities.

(j)          Subscriber became aware of this offering of the Securities solely by means of direct contact between Subscriber and the Company, or by means of contact from Morgan Stanley & Co. LLC, Barclays Capital Inc. or any of their respective affiliates, acting as placement agents for the Company (collectively, the “Placement Agents”), and the Securities were offered to Subscriber solely by direct contact between Subscriber and the Company, or by means of contact between Subscriber and the Placement Agents. Subscriber did not become aware of this offering of the Securities, nor were the Securities offered to Subscriber, by any other means. Subscriber acknowledges and agrees that the Securities (i) were not offered by any form of general solicitation or general advertising, and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. Subscriber acknowledges and agrees that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Company, Parent, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the representations and warranties made by the Company contained in this Subscription Agreement, in making its investment or decision to purchase the Securities.

(k)          Subscriber acknowledges and agrees that it is aware that there are substantial risks incident to the purchase and ownership of the Securities. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision, and Subscriber has made its own assessment and has satisfied itself concerning relevant tax and other economic considerations relative to its purchase of the Securities.  Except to the extent arising from a breach or other violation of an agreement with any such person described in the follow clause, Subscriber will not look to the Placement Agents, the Company, Parent, Transtar or any other person for all or part of any such loss or losses Subscriber may suffer, is able to sustain a complete loss on its investment in the Securities, has no need for liquidity with respect to its investment in the Securities and has no reason to anticipate any change in circumstances, financial or otherwise, which may cause or require any sale or distribution of all or any part of the Securities. Accordingly, Subscriber acknowledges that the offering of the Securities meets the institutional account exemptions from filing under FINRA Rule 2111(b).  Subscriber acknowledges and agrees that neither the Company nor any of its affiliates has provided any tax advice to Subscriber or made guarantees to Subscriber regarding the tax treatment of its investment in the Securities.

(l)          Subscriber represents, acknowledges and agrees that alone, or together with any professional advisor(s), Subscriber has adequately analyzed and fully considered the risks of an investment in the Securities and determined based on the information provided to it on which it is entitled to rely that (i) the Securities are a suitable investment for Subscriber, (ii) its investment in the Securities is fully consistent with Subscriber’s financial needs, objectives and condition, (iii) its investment in the Securities is fully consistent and complies with all investment policies, guidelines and other restrictions applicable to Subscriber and (iv) Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Company. Subscriber acknowledges specifically that a possibility of total loss exists.

(m)          Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Securities or made any findings or determination as to the fairness of this investment.

(n)          Subscriber hereby acknowledges and agrees that (i) each Placement Agent is acting solely as placement agent in connection with the offering of the Securities and is not acting as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary for Subscriber, the Company or any other person or entity in connection with the offering of the Securities, (ii) no Placement Agent has made or will make any representation or warranty, whether express or implied, of any kind or character and has not provided any advice or recommendation in connection with the offering of the Securities, (iii) no Placement Agent or any of its affiliates, control persons, officers, directors, partners, employees, agents or representatives will have any responsibility with respect to (x) any representations, warranties or agreements made by any person or entity under or in connection with the offering of the Securities or the Spin-Off or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof, or (y) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company or the offering of the Securities, and (iv) no Placement Agent or any of its affiliates, control persons, officers, directors, partners, employees, agents or representatives shall have any liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by you, the Company or any other person or entity), whether in contract, tort or otherwise, to Subscriber, or to any person claiming through Subscriber, in respect of the offering of the Securities. Subscriber acknowledges that the Placement Agents, affiliates of the Placement Agents and their respective control persons, officers, directors, partners, employees, agents and representatives may have acquired non-public information with respect to the Company, which Subscriber agrees, subject to applicable law, need not be provided to it.

(o)          Neither Subscriber nor any of its Subsidiaries, nor any officer or director of Subscriber or any of its Subsidiaries, is (i) a person or entity who is the target of economic, financial or trade sanctions administered or enforced by OFAC, U.S. Department of State, and U.S. Department of Commerce), United Kingdom, European Union (or member state thereof) or UN Security Council, including any person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by OFAC or Sectoral Sanctions Identifications List, or any other Sanctions-related list maintained by a Sanctions authority, (ii) owned or controlled by, or acting on behalf of, such person described in clause (i), (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, a country or territory which is the target of comprehensive Sanctions (currently, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, and those portions of the Donetsk People’s Republic or Luhansk People’s Republic regions (and such other regions) of Ukraine over which any Sanctions authority has imposed comprehensive Sanctions) or whose government is the subject or target of Sanctions (currently, Venezuela) or that is otherwise the subject of broad Sanctions restrictions (including Afghanistan, Russia and Belarus), (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. Subscriber represents that it has been and is in compliance with (i) Sanctions; (ii) Anti-Corruption Laws and (iii) Anti-Money Laundering Laws. Subscriber represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. Subscriber (i) shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, fund all or part of the purchase of the Securities out of proceeds derived from criminal activity or activity or transactions in violation of any Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions, or that would otherwise cause any person (including any person participating in the purchase of Securities), to be in violation of any Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions; and (ii) further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with clause (i).

(p)          If Subscriber is an “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)); a “plan” (as defined in Section 4975(e) of the Code); a plan, account or arrangement that is subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (“Similar Law”); or an entity whose underlying assets are considered to include “plan assets” of any such employee benefit plan, plan, account or arrangement (each, a “Plan”), Subscriber represents and warrants that (i) neither the Company, Parent, the Placement Agents nor any of their respective affiliates (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Securities, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Securities; and (ii) the Plan’s acquisition and holding of the Securities will not constitute a non-exempt prohibited transaction under ERISA, Section 4975 of the Code or Similar Law.

(q)          Other than the Placement Agents, to the knowledge of Subscriber, there is no person acting or purporting to act in connection with the transactions contemplated herein who is entitled to any brokerage, finder’s or other commission or similar fee.

(r)          Subscriber has, and at the time of payment of the Net Purchase Price in accordance with Section 2 will have, sufficient funds to pay the Net Purchase Price pursuant to Section 2(a).

(s)          Subscriber (for itself and for each account for which Subscriber is acquiring the Securities) acknowledges that it is aware that each Placement Agent is acting as one of the Company’s placement agents and that no disclosure or offering document has been prepared by the Placement Agents in connection with the offer and sale of the Securities.

(t)          Subscriber does not have, as of the date hereof, and during the 30-day period immediately prior to the date hereof Subscriber has not entered into, any “put equivalent position”, as such term is defined in Rule 16a-1 under the Exchange Act, or short sale positions, with respect to the securities of the Company or Parent.

(u)          Subscriber is not currently a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) acting for the purpose of acquiring, holding, voting or disposing of equity securities of the Company or Parent (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in each case other than a “group” comprised solely of affiliates of Subscriber.

(v)          If Subscriber is a Massachusetts Business Trust, a copy of the Agreement and Declaration of Trust of Subscriber or any affiliate thereof is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that the Subscription Agreement is executed on behalf of the trustees of Subscriber or any affiliate thereof as trustees and not individually and that the obligations of the Subscription Agreement are not binding on any of the trustees, officers or stockholders of Subscriber or any affiliate thereof individually but are binding only upon Subscriber or any affiliate thereof and its assets and property.

(w)          Subscriber acknowledges that this Subscription Agreement requires Subscriber to provide certain personal information relating to Subscriber to the Company and the Placement Agents. Such information is being collected and will be used by the Company and the Placement Agents for the purposes of completing the offering, which includes, without limitation, determining Subscriber’s eligibility to purchase the Securities under applicable securities laws, arranging for non-certificated, electronic delivery of securities, and completing filings required by any securities regulatory authority or stock exchange. Such personal information may be disclosed by the Company or the Placement Agents to (a) securities regulatory authorities and stock exchanges, (b) the Company’s registrar and the Agents, (c) any government agency, board or other entity and (d) any of the other parties involved in the offering, including the legal counsel of the Company, and may be included in record books in connection with the offering. By executing this Subscription Agreement, Subscriber consents to the foregoing collection, use and disclosure of such personal information.

(x)          As of the date hereof and as of the Closing, no Disqualification Event is applicable to Subscriber or any of its Rule 506(d) Related Parties (as defined below), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this paragraph (x), “Rule 506(d) Related Party” shall mean a person or entity that is a beneficial owner of Subscriber’s securities for purposes of Rule 506(d) of the Securities Act.

(y)          Subscriber’s domicile and principal place of business are as set forth on Subscriber’s signature page hereto, and such jurisdictions are the only jurisdictions in which an offer to sell, or the solicitation of an offer to buy, the Securities was made to Subscriber.

(z)          Subscriber is a “U.S. Person” (as defined under Section 7701(a)(30) of the Code) for U.S. federal income tax purposes.

5.          Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (b) the Company’s notification to Subscriber in writing that it or the Parent has abandoned its plans to move forward with the Spin-Off and terminates Subscriber’s obligations with respect to the subscription without the delivery of the Securities having occurred or (c) at the election of Subscriber, if the Closing has not occurred by August 30, 2022 (the “Outside Date”); provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such willful breach. Without limiting the foregoing, if any termination hereof occurs, Transtar and the Company, jointly and severally, shall promptly (but not later than one (1) business day thereafter) pay to Subscriber its Commitment Fee and if such termination occurs after the delivery by the undersigned of the Net Purchase Price for the Securities pursuant to Section 2, the Company shall promptly (but not later than one (1) business day thereafter) return the Net Purchase Price to the undersigned without any interest or deduction for or on account of any tax, withholding, charges, or set-off; provided, however, that Subscriber shall not be entitled to the Commitment Fee and neither the Company nor Transtar shall be obligated to pay such Commitment Fee if the material breach by Subscriber of its obligation under this Subscription Agreement shall have been the primary cause of the failure of the Closing to occur on or prior to the Outside Date.  This Section 5 and Section 6 shall survive any termination of this Subscription Agreement pursuant to this Section 5. The Subscriber’s “Commitment Fee” shall be an amount equal to (a) $9,000,000 multiplied by (b) the Subscriber’s Allocation Percentage.

6.          Miscellaneous.

(a)          Each party hereto acknowledges that the other party hereto, the Placement Agents (as third-party beneficiaries with the right to enforce Section 3, Section 4 and Sections 6(a), (b), (c), (e), (l), (m) and (p) hereof on their own behalf and not, for the avoidance of doubt, on behalf of the Company) and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, each party hereto agrees to promptly notify the other party hereto and the Placement Agents if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein with respect to it are no longer accurate in all material respects. Subscriber further acknowledges and agrees that the Placement Agents are third-party beneficiaries of the representations and warranties of Subscriber contained in this Subscription Agreement and, for the avoidance of doubt, are entitled to rely upon the representation and warranties made by Subscriber in this Subscription Agreement.

(b)          Each of the Company, Subscriber and Placement Agents is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(c)          All the representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

(d)          The Company may request from Subscriber such additional information as is reasonably necessary to evaluate the eligibility of Subscriber to acquire the Securities, and Subscriber shall provide such information as may be reasonably requested, to the extent readily available; provided, that the Company agrees to keep any such information provided by Subscriber confidential other than disclosure to the Company’s legal, financial or tax advisors or as necessary to include in any filing with the Commission that Parent or the Company is required to make in connection with this Subscription Agreement and the transactions contemplated hereby. Subscriber acknowledges that a copy of this Subscription Agreement may be filed as exhibit to a current report, proxy statement, periodic report, registration statement or other document filed with the Commission.

(e)          This Subscription Agreement may not be amended, modified, waived or terminated except by an instrument in writing, signed by each of the parties hereto. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power.

(f)          This Subscription Agreement (including Schedule A, Schedule B, Schedule C, Schedule D, Schedule E, Schedule F, Schedule H, Schedule I, Exhibit A, Exhibit B, Exhibit C, Exhibit D, Exhibit E and Exhibit F attached hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

(g)          Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. Neither this Subscription Agreement nor any rights that may accrue to the Company hereunder may be transferred or assigned; provided, however, that each Subscriber may assign its rights and obligations under this Subscription Agreement to one or more of its Affiliates (as such term is defined in the Investors’ Rights Agreement) with prompt written notice to the Company.

(h)          If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(i)          This Subscription Agreement may be executed in two (2) or more counterparts (including by electronic means), all of which shall be considered one and the same agreement and shall become effective when signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

(j)          On the date hereof, Transtar and the Company, jointly and severally, shall reimburse Subscriber (and the subscribers under the Other Subscription Agreements) for any reasonably incurred and documented out-of-pocket expenses that are incurred in connection with this Subscription Agreement (or the Other Subscription Agreements) and the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. If Subscriber incurs additional expenses subsequent to the date hereof, Transtar and the Company, jointly and severally, shall also reimburse such amounts within two (2) business days of receipt by the Company of reasonable documentation of such reasonably incurred out-of-pocket expenses; provided, however, that the reasonably incurred out-of-pocket expenses reimbursed pursuant to Section 6(j) of this Agreement and of the Other Subscription Agreements, whether reimbursed on the date hereof or subsequent to the date hereof, shall not exceed an aggregate of $2,250,000.

(k)          The Company shall be responsible for the fees of the Agents, stamp taxes and all of the Depository Trust Company’s fees associated with the issuance of the Securities.

(l)          Subscriber understands and agrees that (i) no disclosure or offering document has been prepared by the Placement Agents or any of their affiliates in connection with the offer and sale of the Securities; (ii) the Placement Agents and their directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Company, the Spin-Off or the Securities or the accuracy, completeness or adequacy of any information supplied to Subscriber by the Company or Parent; and (iii) certain information provided to the Placement Agents was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in these projections and that such information and projections were prepared without the participation of the Placement Agents and that the Placement Agents do not assume responsibility for independent verification of, or the accuracy or completeness of, such information or projections.

(m)          Only the parties to this Subscription Agreement shall have any obligation or liability under this Subscription Agreement. Notwithstanding anything that may be express or implied in this Subscription Agreement, no recourse under this Subscription Agreement, shall be had against any current or future affiliate of Subscriber, any current or future direct or indirect shareholder, member, general or limited partner, controlling person or other beneficial owners of Subscriber or of any such affiliate, any of their respective representatives or any of the successors and assigns of each of the foregoing (collectively, “Non-Liable Persons”), whether by enforcement of any assessment or any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Non-Liable Person for any obligation of Subscriber under this Subscription Agreement for any claim based on, in respect of or by reason of such obligations or their creation; provided that the foregoing shall not apply to any Non-Liable Person who becomes a party to this Subscription Agreement in accordance with the terms hereof. Nothing in this Subscription Agreement shall be deemed to constitute a partnership among any of the parties hereto.

(n)          Subscriber agrees that none of the Placement Agents or any of their respective affiliates, control persons, officers, directors, partners, employees, agents or representatives shall be liable to Subscriber (whether in contract, tort, under federal or state securities laws or otherwise) for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the sale of the Securities or with respect to any claim for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by any person concerning the Company, Parent, the Placement Agents, any of their controlled affiliates, this Subscription Agreement or the transactions contemplated hereby. On behalf of Subscriber and its affiliates, Subscriber releases the Placement Agents and their affiliates, control persons, officers, directors, partners, employees, agents and representatives in respect of any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements related to the sale of the Securities. Subscriber also agrees that in connection with the issue and purchase of the Securities, the Placement Agents have not acted as Subscriber’s financial or tax advisor or fiduciary and further releases the Placement Agents and their affiliates, control persons, officers, directors, partners, employees, agents and representatives, to the fullest extent permitted by law, of any claims that Subscriber may have against any of such persons with respect to any breach or alleged breach of any fiduciary or similar duty to Subscriber in connection with the transactions contemplated by this Subscription Agreement or any matters leading up to such transactions. Subscriber agrees not to commence any litigation or bring any claim against either of the Placement Agents or any of their affiliates, control persons, officers, directors, partners, employees, agents or representatives in any court or any other forum which relates to, may arise out of, or is in connection with, the sale of the Securities. This undertaking is given freely and after obtaining independent legal advice.  Notwithstanding anything contained in this Subscription Agreement to the contrary, nothing herein shall serve as a release by Subscriber of any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements relating to, or arising from, fraud.

(o)          Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or by facsimile, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (a) when so delivered personally, (b) upon receipt of an appropriate electronic answerback or confirmation when so delivered by facsimile (to such number specified below or another number or numbers as such person may subsequently designate by notice given hereunder), (c) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (d) five (5) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

if to Subscriber, to such address or addresses set forth on Subscriber’s signature page hereto with a required copy to (which copy shall not constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019
Attention:	Kenneth Schneider
Michael Vogel
Thomas de la Bastide III
Lawrence Wee
Email:	kschneider@paulweiss.com, mvogel@paulweiss.com, tdelabastide@paulweiss.com and lwee@paulweiss.com if to the Company, to:

FTAI Infrastructure LLC
1345 Avenue of the Americas
New York, New York 10105
Attention: Joseph P. Adams, Jr.
Ken Nicholson
Telephone:	(212) 515-4644
E-mail:	jadams@fortress.com and knicholson@fortress.com
with a required copy to
(which copy shall not constitute notice):

Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, NY 10036-6745
Attention:	Brittain A. Rogers
Telephone:	(212) 872-7444
E-mail:	brogers@akingump.com

(p)          The parties hereby expressly recognize and acknowledge that immediate, extensive and irreparable damage would result, no adequate remedy at law would exist, and damages would be difficult to determine in the event that any provision of this Subscription Agreement is not performed in accordance with its specific terms or otherwise breached. Therefore, in addition to, and not in limitation of, any other remedy available to any party hereto (whether at law, in equity, under this Subscription Agreement or otherwise), a party under this Subscription Agreement will be entitled to specific performance of the terms hereof and immediate injunctive relief, without the necessity of proving the inadequacy of money damages as a remedy and without bond or other security being required. Such remedies, and any and all other remedies provided for in this Subscription Agreement, will, however, be cumulative in nature and not exclusive and will be in addition to any other remedies whatsoever which any party may otherwise have. Each of the parties hereto hereby acknowledges and agrees that it may be difficult to prove damages with reasonable certainty, that it may be difficult to procure suitable substitute performance, and that injunctive relief and/or specific performance will not cause an undue hardship to the parties. Each of the parties hereto hereby further acknowledges that the existence of any other remedy contemplated by this Subscription Agreement does not diminish the availability of specific performance of the obligations hereunder or any other injunctive relief. Each party hereto hereby further agrees that in the event of any action by any other party for specific performance or injunctive relief, it will not assert that a remedy at law or other remedy would be adequate or that specific performance or injunctive relief in respect of such breach or violation should not be available on the grounds that money damages are adequate or any other grounds.

(q)          This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT LOCATED IN THE STATE OF DELAWARE AND THE COURT OF CHANCERY OF THE STATE OF DELAWARE LOCATED IN WILMINGTON, DELAWARE SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A DELAWARE STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 6(o) OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, PLACEMENT AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 6(p).

(r)          No later than ten (10) days prior to the Spin-Off, the Company will prepare and deliver to Subscriber a certificate executed by a senior executive officer of the Company setting forth the Company’s itemized good faith calculation of the HY Premium Rate (as defined in the Certificate of Designations) (the “Calculation Certificate”).  Subscriber shall have seven (7) days from the date on which the Calculation Certificate is received to review the Calculation Certificate (the “Review Period”); provided, that, if the Company fails to timely deliver the Calculation Certificate then the HY Premium Rate shall be determined by Subscriber in its reasonable discretion by written notice to the Company as promptly as practicable following the Spin-Off.  From the commencement of the Review Period until such time as the HY Premium Rate is finally determined in accordance with this paragraph, the Company shall provide Subscriber with prompt access to all information reasonably requested by Subscriber relating to its review of the Calculation Certificate.  If Subscriber disagrees with any or all of the calculations set forth in the Calculation Certificate, Subscriber shall deliver to the Company within the Review Period a written notice of dispute (a “Dispute Notice”) which shall set forth, in reasonable detail, the basis for such dispute.  Subscriber and the Company shall use reasonable efforts to resolve any calculation raised in the Dispute Notice prior to the Spin-Off.  If the Company and Subscriber do not obtain a final resolution of the HY Premium Rate prior to the Spin-Off, then the dispute shall be submitted promptly thereafter for resolution to an independent internationally recognized accounting firm mutually selected by the Company and Subscriber acting reasonably (any such firm, as the case may be, the “Accountant”), with the fees and expenses of such Accountant to be paid by the Company, unless the HY Premium Rate set forth in the Final Rate Report (as defined below) is less than 85% of the HY Premium Rate set forth in the Calculation Certificate, in which case the fees and expenses of such Accountant shall be paid by Subscriber.  The Company and Subscriber shall direct the Accountant to, as promptly as practicable and in no event later than thirty (30) calendar days following its retention by the Company and Subscriber, deliver to the Company and Subscriber a written report (the “Final Rate Report”) setting forth its calculation of the HY Premium Rate.  Unless otherwise agreed in writing by the Company and Subscriber, the Final Rate Report shall be final and binding on the parties, absent manifest error or fraud.  During the pendency of any such dispute, the HY Premium Rate shall be calculated as reasonably determined by the Company; provided, however, that if the final determination of the HY Premium Rate (as set forth in the Final Rate Report or as otherwise agreed in writing by the parties) is such that the HY Premium Rate is greater than that reasonably determined by the Company during the pendency of such dispute then the Company and Transtar, jointly and severally, shall promptly pay to Subscriber an amount in cash equal to the excess, if any, of (x) the Dividends (as defined in the Certificate of Designations) that would have accrued on the Preferred Shares based on the Dividend Rate (as defined in the Certificate of Designations) assuming the HY Premium Rate as finally determined in accordance with this paragraph and (y) the Dividends that actually accrued on the Preferred Shares based on the Dividend Rate utilized by the Company during the pendency of such dispute, in each case, assuming such dividends were not paid in cash.

(s)          Subscriber has delivered or will deliver to the Company a duly executed IRS Form W-9 (or any successor form), and will provide any other tax-related documentation or information reasonably requested by the Company.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the Company, Transtar and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

COMPANY:

FTAI INFRASTRUCTURE LLC

By:
Name:
Title:

TRANSTAR:

TRANSTAR, LLC

By:
Name:
Title:

Date: , 2022

Signature Page to Subscription Agreement – Company / Transtar

IN WITNESS WHEREOF, Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.

Name of Subscriber:

(Please print. Please indicate name and capacity of person signing above.)

Signature of Subscriber:

By:
Name:
Title:

State/Country of Formation or Domicile (if applicable):
Email Address:
Business Address:

Attention:
Number of Preferred Shares:	[●][1]
Number of Series I Warrants:	[●][2]
Number of Series II Warrants:	[●][3]
Purchase Price:	$[●][4]
Discount:	$[●][5]
Net Purchase Price for Securities*:	$[●]

* You must pay the Purchase Price by wire transfer of U.S. $ in immediately available funds to the account specified by the Securities in the Closing Notice. To the extent the offering is oversubscribed, the number of Securities received may be less than the number of Securities subscribed for.

1 Amounts to be allocated.
2 Amounts to be allocated.
3 Amounts to be allocated.
4 Amounts to be allocated.
5 Amounts to be allocated.

Signature Page to Subscription Agreement – Company / Transtar

SCHEDULE A
COMPANY SUBSIDIARIES

[●]

Schedule A constitutes a part of the Subscription Agreement.

SCHEDULE B
SAMPLE CALCULATION OF THE LTM UNLEVERED FREE CASH FLOW

[●]

Schedule B constitutes a part of the Subscription Agreement.

SCHEDULE C
ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

This Schedule must be completed by Subscriber and forms a part of the Subscription Agreement to which it is attached. Capitalized terms used and not otherwise defined in this Schedule have the meanings given to them in the Subscription Agreement. Subscriber must check the applicable box in either Part A or Part B below and the applicable box in Part C below.

A.          QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

☐	Subscriber is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).
☐	Subscriber is subscribing for the Securities as a fiduciary or agent for one or more investor accounts, and each owner of such accounts is a QIB.

*** OR ***

B.          INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

Subscriber is an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and has checked below the box(es) for the applicable provision under which Subscriber qualifies as such:

☐
Subscriber is an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation, Massachusetts or similar business trust, partnership, or limited liability company that was not formed for the specific purpose of acquiring the securities of the Company being offered in this offering, with total assets in excess of $5,000,000.

☐	Subscriber is a “private business development company” as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.
☐	Subscriber is a “bank” as defined in Section 3(a)(2) of the Securities Act.
☐	Subscriber is a “savings and loan association” or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity.
☐	Subscriber is a broker or dealer registered pursuant to Section 15 of the Exchange Act.
☐	Subscriber is an “insurance company” as defined in Section 2(a)(13) of the Securities Act.
☐	Subscriber is an investment adviser relying on the exemption from registering with the Commission under Section 203(l) or (m) of the Investment Advisers Act of 1940.

Schedule C should be completed by Subscriber
and constitutes a part of the Subscription Agreement.

☐	Subscriber is an investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state.
☐	Subscriber is an investment company registered under the Investment Company Act of 1940.
☐	Subscriber is a “business development company” as defined in Section 2(a)(48) of the Investment Company Act of 1940.
☐	Subscriber is a “Small Business Investment Company” licensed by the U.S. Small Business Administration under either Section 301(c) or (d) of the Small Business Investment Act of 1958.
☐
Subscriber is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, and such plan has total assets in excess of $5,000,000.

☐	Subscriber is a Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act.
☐
Subscriber is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is one of the following.

☐ A bank;
☐ A savings and loan association;
☐ An insurance company; or
☐ A registered investment adviser.
☐	Subscriber is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 with total assets in excess of $5,000,000.
☐
Subscriber is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 that is a self-directed plan with investment decisions made solely by persons that are accredited investors.

☐
Subscriber is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered by the Company in this offering, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.

☐	Subscriber is an entity in which each of its equity owners (whether entities themselves or natural persons) is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act).
☐
Subscriber is an entity that is not formed for the specific purpose of acquiring the securities offered by the Company in this offering and owns “investments” (as defined in Rule 2a51-1(b) under the Investment Company Act of 1940) in excess of $5,000,000.

Schedule C should be completed by Subscriber
and constitutes a part of the Subscription Agreement.

☐
Subscriber is a “family office” as defined under the Investment Advisers Act of 1940, (i) with assets under management in excess of $5,000,000, (ii) that was not formed for the specific purpose of investing in the securities offered by the Company in this offering, and (iii) whose prospective investment in the securities offered by the Company in this offering is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of such prospective investment.

☐
Subscriber is a “family client,” as defined under the Investment Advisers Act, of a family office, whose prospective investment in the securities offered by the Company in this offering is directed by such family office, and such family office is one (i) with assets under management in excess of $5,000,000, (ii) that was not formed for the specific purpose of investing in the securities offered by the Company in this offering, and (iii) whose prospective investment in the securities offered by the Company in this offering is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of such prospective investment.

*** AND ***

C.          AFFILIATE STATUS

(Please check the applicable box)

Subscriber:
☐	is
☐	is not

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or Parent or acting on behalf of an affiliate of the Company or Parent.

Schedule C should be completed by Subscriber
and constitutes a part of the Subscription Agreement.

SCHEDULE D
(see attached)

Schedule D constitutes a part of the Subscription Agreement.

SCHEDULE E
(see attached)

Schedule E constitutes a part of the Subscription Agreement.

SCHEDULE F
(see attached)

Schedule F constitutes a part of the Subscription Agreement.

SCHEDULE G

[Reserved]

SCHEDULE H
(see attached)

Schedule H constitutes a part of the Subscription Agreement.

SCHEDULE I
(see attached)

Schedule I constitutes a part of the Subscription Agreement.

Exhibit A

[Form of Certificate of Designations for Preferred Shares]

Exhibit A constitutes a part of the Subscription Agreement.

Exhibit B

[Form of Series I and Series II Warrants]

Exhibit B constitutes a part of the Subscription Agreement.

Exhibit C

[Form of Management Agreement]

ExhibitCA constitutes a part of the Subscription Agreement.

Exhibit D

[Form of Investors’ Rights Agreement]

Exhibit D constitutes a part of the Subscription Agreement.

Exhibit E

[Form of Certificate of Incorporation of the Company]

Exhibit E constitutes a part of the Subscription Agreement.

Exhibit F

[Form of Bylaws of the Company]

Exhibit F constitutes a part of the Subscription Agreement.